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                                                                    EXHIBIT 5.01

                         [Letterhead of Fenwick & West LLP]

                                August 29, 2000

Silicon Image, Inc.
1060 E. Arques Avenue
Sunnyvale, CA 94086

Gentlemen/Ladies:

    At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "SEC") on or about August 29, 2000, under the Securities Act of 1933, as amended, in order to register an aggregate of 52,492 shares of your Common Stock (the "STOCK") to be sold pursuant to outstanding options originally granted by DVDO, Inc. ("DVDO") under its 1997 Stock Option Plan (the "DVDO PLAN"), which options you have assumed (the "ASSUMED OPTIONS") pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated May 19, 2000, among you, DVDO and Video Acquisition Corp, your wholly-owned subsidiary, and certain shareholders of DVDO (the "MERGER AGREEMENT").

    In rendering this opinion, we have examined the following:

    (1) your annual report on Form10-K for the period ended December 31, 1999;

    (2) your quarterly report on Form 10-Q, as amended for the quarter ended March 31, 2000;

    (3) your quarterly report on Form 10-Q for the quarter ended June 30, 2000;

    (4) your registration statement on Form 8-A (File No. 000-26887), filed with the SEC on July 30, 1999 and declared effective on October 5, 1999;

    (5) the Registration Statement, together with the Exhibits filed as a part thereof, and the prospectus prepared in connection therewith (the "PROSPECTUS");

    (6) the Merger Agreement;

    (7) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and in the minute books of Silicon Image, Inc., a California corporation (the "PREDECESSOR") that are in our possession and the stock records for both you and the Predecessor;

    (8) your Certificate of Incorporation, as amended and certified by the Delaware Secretary of State on August 15, 2000 (the "CERTIFICATE OF INCORPORATION"), and bylaws, as amended as certified by you on August 29, 2000 (the "BYLAWS"), and the Articles of Incorporation and Bylaws of the Predecessor; and

    (9) a Management Certificate executed by you, addressed to us and dated of even date herewith, which contains certain factual and other representations.

    In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.
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Silicon Image, Inc.
August   , 2000
Page 2

    As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

    We are admitted to practice law in the State of California, and we render this opinion only with respect to and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

    Based upon the foregoing, it is our opinion that the 52,492 shares of Stock that may be issued and sold by you upon the exercise of the Assumed Options, when issued, sold and delivered in accordance with the Assumed Options and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares in subject to the Registration Statement and is not to be relied upon for any other purpose.

                                          Very truly yours,

                                          FENWICK & WEST LLP

                                          By: /s/ DAVID MICHAELS
                                            ------------------------------------
                                            David Michaels, Esq.,
                                            A Partner